UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2017

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 21, 2016, Harvest Natural Resources, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, HNR Energia BV, a Curacao company ("HNR Energia"), entered into a sale and purchase agreement (the "Sale and Purchase Agreement") with BW Energy Gabon Pte. Ltd, a private Singapore company ("BW Energy"). Under the Sale and Purchase Agreement, HNR Energia agreed to sell to the Purchaser all of HNR Energia’s 100% ownership interest in Harvest Dussafu B.V., a Netherlands private limited liability company ("Harvest Dussafu") (the "Transaction"). Harvest Dussafu owns a 66.67% interest in the Dussafu production sharing contract covering a 210,000 acre area located offshore Gabon.

On March 17, 2017, all parties agreed to extend the current Longstop Date under the Sale and Purchase Agreement from March 21, 2017 to March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

March 21, 2017	By:	Keith L. Head

Name: Keith L. Head
Title: Vice Presient, General Counsel